UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Ave, 2nd Floor Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On March 16, 2023, Werewolf Therapeutics, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Loan and Security Agreement (the “First Amendment”) with Pacific Western Bank (“PWB”), which amended that certain Amended and Restated Loan and Security Agreement dated as of April 12, 2022, by and between the Company and PWB. The First Amendment permits the Company to maintain depository accounts in an aggregate amount not exceeding $5,000,000 outside PWB. Prior to maintaining any such accounts, the Company and PWB will enter into a deposit account control agreement with respect to any such accounts.

The foregoing description of the First Amendment is qualified by reference to the complete text of the First Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Loan and Security Agreement, dated as of March 16, 2023, by and between the Company and Pacific Western Bank

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

Date: March 22, 2023	By:	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer